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                                                                    Exhibit 13.1


                             CFS INVESTMENT TRUST

                            Subscription Agreement
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     1.  Subscription for Shares.  I agree to purchase from CFS Investment Trust
4,996 shares of beneficial interest of the series designated Kalliston Convertible Total Return Fund and 4,997 shares of beneficial interest of the series designated Kalliston Preferred Plus Fund for a price of $10 per share, on the terms and conditions set forth herein and in the preliminary prospectus described below, and agree to tender $99,930 in payment therefor at such time as the board of directors or the president of the Trust determines.

     I understand that the Trust filed a registration statement with the Securities and Exchange Commission (No. 33-19228) on Form N-1A, which contains the preliminary prospectuses describing the Trust, Kalliston Convertible Total Return Fund, Kalliston Preferred Plus Fund and the shares. I acknowledge receipt of copies of the preliminary prospectuses.

     I recognize that the Trust will not be fully operational until it commences a public offering of its shares. Accordingly, a number of features of the Trust described in the preliminary prospectus, including, redemption of shares upon request of shareholders, are not in existence at the present time and will not be instituted until the Trust's registration statement becomes effective under the Securities Act of 1933.

     2.  Representations and Warranties.  I represent and warrant as follows:
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(a)  I am aware that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation nor endorsement, of the shares;

(b) I have such knowledge and experience of financial and business matters as will enable me to utilize the information made available to me in connection with the offering of the shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

(c) I recognize that the Trust has only recently been organized and has no financial or operating history and, further, that investment in the Trust involves certain risks, and I have taken full cognizance of and understand all of the risks related to the purchase of the shares and I acknowledge that I have suitable financial resources and anticipated income to bear the economic risk of such an investment;

(d) I am purchasing the shares for my own account, for investment, and not with any intention of redemption, distribution, or resale of the shares, either in whole or in part;

(e) I will not sell the shares purchased by me without registration of them under the Securities Act of 1933 or exemption therefrom;
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(f)  I have been furnished with and have read this agreement, the preliminary prospectus and such other documents relating to the Trust as I have requested and as have been provided to me by the Trust;

(g) I have also had the opportunity to ask questions of, and receive answers from, officers of the Trust concerning the Trust and the terms of the offering.

     3. Rejection of Subscriptions. I recognize that the Trust reserves the right to reject or limit any subscription.

     4. Taxpayer Identification. I certify under penalties of perjury that the number shown on this form is my correct number and that I am not subject to backup withholding as a result of a failure to report all interest and dividend income to the Internal Revenue Service.


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                                Taxpayer Identification Number

                                CALAMOS FINANCIAL SERVICES, INC. PROFIT SHARING TRUST


Dated: July 5, 1988             By:
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                                                     (Signature)

                                   Its:
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